EXHIBIT 23

Consent of Independent Certified Public Accountants




     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Florida Progress Corporation of our report dated May 19, 1998 relating to the financial statements of the Savings Plan for Employees of Florida Progress Corporation for the year ended December 31, 1997 which appears in the Form 11-K of Florida Progress Corporation.


/s/Price Waterhouse LLP
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Price Waterhouse, LLP
Tampa, Florida
June 23, 1998